Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is dated June 23, 2026 by and between CID HOLDCO, INC., a Delaware corporation (the “Company”), and PHILLIPS EQUITIES & TRUST, a Delaware limited liability company (the “Holder”).

RECITALS

WHEREAS, the Company issued to Holder a $500,000 Senior Secured Convertible Promissory Note under a Note Purchase Agreement.

WHEREAS, the Note is convertible into Common Stock at a floating 20% discount, subject to a fixed 19.99% Exchange Cap, beneficial ownership limits, securities-law compliance, and Trading Market rules.

WHEREAS, the Company has agreed to provide narrow resale registration rights solely for Conversion Shares and not for other securities.

1. DEFINITIONS

“Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Note, only to the extent issuable within the Exchange Cap or after Stockholder Approval, any shares of Common Stock issued or issuable in excess thereof.

“Registrable Securities” means Conversion Shares until sold under a registration statement, sold under Rule 144, eligible for resale without Rule 144 volume/manner/current-public-information limits, or no longer issuable because the Note has been satisfied.

“Registration Statement” means a Form S-1, Form S-3 if available, or other applicable SEC form for resale of Registrable Securities.

“Selling Expenses” means underwriting discounts, selling commissions, stock transfer taxes, and Holder counsel fees.

Capitalized terms not defined have meanings in the Note or Note Purchase Agreement.

2. REGISTRATION RIGHTS

2.1 Initial Resale Registration.

Subject to applicable SEC guidance and Section 2.4, the Company shall use commercially reasonable efforts to file a Registration Statement within 45 calendar days after the Note Closing covering resale by Holder of Registrable Securities. The Registration Statement shall cover only Conversion Shares.

2.2 Effectiveness and Maintenance.

The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable and remain effective until all covered Registrable Securities are sold, may be sold without Rule 144 restrictions, or the Note is satisfied and no Conversion Shares remain issuable.

2.3 Limits.

The Company is not required to register shares above the Exchange Cap unless and until required Stockholder Approval has been obtained. The Company is not required to include shares if the SEC objects or inclusion would violate law, SEC guidance, or Trading Market rules; in that case the Company shall use commercially reasonable efforts to register the maximum number permitted.

2.4 No Coercive Penalty.

Failure to obtain Stockholder Approval, register shares above the Exchange Cap, obtain effectiveness by a particular date, or overcome SEC or Trading Market limitations shall not be an Event of Default under the Note or Note Purchase Agreement, shall not increase interest or principal, shall not reduce the Conversion Price, and shall not create penalty, liquidated damages, redemption premium, make-whole, or other coercive consequence.

2.5 Piggyback.

If the Company proposes to register Common Stock for itself or another holder, other than on Form S-4, Form S-8, or a form unavailable for resale by Holder, the Company shall use commercially reasonable efforts to include Registrable Securities, subject to underwriter cutbacks, SEC guidance, the Exchange Cap, and applicable law.

3. COMPANY AND HOLDER OBLIGATIONS

●	Company shall prepare and file the Registration Statement and commercially reasonable amendments/supplements, respond to SEC comments, notify Holder of effectiveness or suspension, furnish electronic prospectus access, use commercially reasonable efforts for state securities qualifications, and cooperate with Transfer Agent on legend removal when legally available.

●	Holder shall provide selling-holder information, update inaccurate information, comply with prospectus delivery and suspension notices, not sell in violation of law or MNPI restrictions, and comply with Regulation M and other applicable rules.

●	Company may suspend use of a prospectus for a reasonable period if continued use would require disclosure of material non-public information, materially interfere with a material transaction, violate law, or cause a material misstatement or omission.

4. EXPENSES; INDEMNIFICATION

4.1 Expenses.

The Company pays registration expenses, SEC filing fees, EDGARization costs, Company counsel/accountant fees, and customary Transfer Agent fees. Holder pays Selling Expenses.

4.2 Indemnification.

Company indemnifies Holder and related persons for material misstatements or omissions in a Registration Statement or prospectus, except to the extent based on Holder information furnished for use therein. Holder indemnifies Company and related persons only to the extent a claim is based on Holder information furnished for use therein, capped at Holder’s net proceeds from the sale giving rise to the claim.

5. RULE 144; TRANSFER; MISCELLANEOUS

5.1 Rule 144.

While Holder owns Registrable Securities or the Note is outstanding, Company shall use commercially reasonable efforts to maintain public information required for Rule 144(c), subject to Exchange Act reporting obligations and disclosed noncompliance.

5.2 Transfer.

Registration rights transfer only with a permitted transfer of the Note or Registrable Securities to a transferee agreeing in writing to be bound by this Agreement.

5.3 No Other Securities.

This Agreement grants no rights for securities or registration rights other than Registrable Securities.

5.4 Governing Law and Counterparts.

Delaware law governs. Delaware courts have jurisdiction. This Agreement may be executed in counterparts and electronically, and may be amended only in writing signed by the Company and Holder.

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

COMPANY:

CID HOLDCO, INC.

a Delaware corporation

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title/Capacity:	CEO

HOLDER:

PHILLIPS EQUITIES & TRUST, LLC

a Delaware limited liability company

By:	/s/ Don Phillips
Name:	Donald Phillips
Title/Capacity:	Manager

EXHIBIT A - PLAN OF DISTRIBUTION

●	The selling securityholder may sell securities from time to time on the Trading Market or other market or in private transactions.

●	Sales may be at fixed prices, market prices, prices related to market prices, or negotiated prices.

●	Methods may include ordinary brokerage transactions, block trades, private transactions, broker-dealer transactions, or any method permitted by law and described in the Registration Statement.

●	The selling securityholder and broker-dealers may be deemed underwriters under the Securities Act. The Company is not responsible for selling commissions or discounts.

●	The plan may be revised as reasonably required by SEC comments or Company counsel.

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